Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-270864, 333-263862, 333-261552 and 333-261551 on Form S-8 of our reports dated March 20, 2024, relating to the financial statements of HashiCorp, Inc. and the effectiveness of HashiCorp Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2024.
/s/ Deloitte & Touche LLP
San Jose, California
March 20, 2024